 Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Herb Duerr, President, Chief Executive Officer, Treasurer and Director of American Magna Corp. (the “Company”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended October 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Date: December 18, 2013

/s/ Herb Duerr
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Herb Duerr
President, Chief Executive Officer, Treasurer, and Director
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)